Exhibit 99.1

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Shareholders of High Plains Gas, Inc.:

We have audited the accompanying statements of revenues and direct operating expenses of the North and South Fairway Fields Acquisition Properties (the "Properties"), which were acquired by High Plains Gas, Inc. through its subsidiary CEP-M (the "Company"), for the years ended December 31, 2008 and 2009. These statements of revenues and direct operating expenses are the responsibility of the Company's management. Our responsibility is to express an opinion on the statements of revenues and direct operating expenses based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in High Plains Gas, Inc.'s Form 8-K) and are not intended to be a complete financial presentation of the Properties' revenues and expenses.

In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the North and South Fairway Fields Acquisition Properties, for the years ended December 31, 2008 and 2009, in conformity with U.S. generally accepted accounting principles.


/s/ Eide Bailly, LLP

Greenwood Village, Colorado
February 3, 2011

                 NORTH AND SOUTH FAIRWAY ACQUISITION PROPERTIES
              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
                 For the Years Ended December 31, 2008 and 2009
                                (000's omitted)

                                    For the Year Ended December 31,
                                          2008               2009
                                   ----------------  ------------------
Revenues                           $         51,071  $          17,317
                                   ----------------  ------------------

Direct Operating Expenses
Lease operating expenses                     18,023             11,438
Production taxes                              5,568              1,782
Transportation expense                       12,900              7,461
                                   ----------------  ------------------
Total direct operating expenses              36,491             20,681
                                   ----------------  ------------------

Excess (Deficit) of Revenues over
Direct Operating Expenses          $         14,580  $          (3,364)
                                   ================  ==================
























 See accompanying auditor's report and notes to the Statements of Revenues and
                           Direct Operating Expenses.

                 NORTH AND SOUTH FAIRWAY ACQUISITION PROPERTIES
              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
             For the Nine Months ended September 30, 2009 and 2010
                                  (Unaudited)
                                (000's omitted)

                                     For the Nine Months Ended September  30,
                                           2009                    2010
                                   ---------------------  ---------------------
Revenues                           $             12,601   $              15,683
                                   ---------------------  ---------------------

Direct Operating Expenses
Lease operating expenses                          9,128                   7,653
Production taxes                                  1,335                   1,614
Transportation expense                            5,808                   5,551
                                   ---------------------  ---------------------
Total direct operating expenses                  16,271                  14,818
                                   ---------------------  ---------------------

Excess (Deficit) of Revenues Over
Direct Operating Expenses          $             (3,670)  $                 865
                                   =====================  =====================





















   See accompanying notes to the Statements of Revenues and Direct Operating
                                    Expenses

         NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

1.     The Properties
       --------------

In July 2010, High Plains Gas, Inc. (the "Company") acquired through its subsidiary, CEP M, the North and South Fairway oil and gas properties from Pennaco Energy, Inc., a wholly owned subsidiary of Marathon Oil Company (the "Seller") for approximately $10,000,000. The properties are herein referred to as the "North and South Fairway Acquisition Properties" or the "Properties".

2.     Basis  Of  Presentation  and  Accounting  Policies
       --------------------------------------------------

The accompanying statements of revenues and direct operating expenses were derived from the historical accounting records of the Seller and reflect the acquired interest in the revenues and direct operating expenses of the Properties acquired. Such amounts may not be representative of future operations. The statements do not include depreciation, depletion and amortization, general and administrative expenses, income taxes, or interest expense as these costs may not be comparable to the expenses expected to be incurred by the Company on a prospective basis.

The Company used the sales method to record revenue, where revenue is recognized based on the amount sold to purchasers. Direct operating expenses include payroll, repairs and maintenance, utilities and other direct operating expenses.

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

During the periods presented, the properties acquired were not accounted for or operated as separated divisions by the Seller. Certain costs, such as depreciation, depletion and amortization, interest, accretion and general and administrative expenses were not allocated to the individual properties. Historical financial statements reflecting financial position, results of operations and cash flows required by generally accepted accounting principles are not presented as such information is not readily available on an individual property basis and are not meaningful to the oil and gas properties acquired. Accordingly, the historical statements of revenue and direct operating expenses are presented in lieu of the financial statements required by under Rule 3-05 of the Securities and Exchange Commission Regulation S-X.

The accompanying statements of revenue and direct operating expenses for the nine-month periods ended September 30, 2009 and 2010 (unaudited) have been prepared in accordance with the Securities and Exchange Commission's accounting and guidelines for the preparation of interim financial information. In the opinion of management, the accompanying statements include all adjustments considered necessary to present fairly the unaudited revenue and direct operating expenses for the nine months ended September 30, 2009 and 2010. Interim results are not necessarily indicative of the results that may be expected for a full year because of the impact of fluctuations in prices received for oil and gas and other factors.

3.     Commitments  and  Contingencies
       -------------------------------

Pursuant to the terms of the Purchase and Sales Agreement between the Seller and the Company, there are no claims, litigation or disputes pending as to the effective date of the Purchase and Sales Agreement, or any matters arising in connection with indemnification, and the Seller is not aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect on the statements of revenue and direct operating expnses.

4.     SUPPLEMENTAL DISCLOSURES OF OIL AND GAS PRODUCING ACTIVITIES (unaudited)
       ------------------------------------------------------------

Reserve  Quantities-  In  accordance with FASB Accounting Standards Codification
-------------------
("ASC") 932, the following table summarizes the estimated quantities of proved oil and gas reserves of the Properties. These amounts were derived from reserve estimates prepared by the Seller. Estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors. The oil and gas reserves stated below are attributable solely to properties within the United States.

                                 Gas   (mmcf)
                                 ------------

     Balance January 1, 2008          55,849

     Production                       (7,672)
     Extension and discoveries           551
     Revisions                         1,286
     Sales of minerals in place          (10)
                                 ------------

     Balance December 31, 2008        50,004

     Production                       (5,880)
     Extension and discoveries         1,123
     Revisions                       (22,636)
                                 ------------

     Balance December 31, 2009        22,611
                                 ============

     Proved developed reserves:
     December 31, 2008                21,858
                                 ============
     December 31, 2009                20,540
                                 ============

Standardized Measure of Discounted Future Net Cash Flows - The standardized measure of discounted future net cash flows relating to proved gas reserves and the changes in standardized measure of discounted future net cash flows relating to proved gas reserves have not been provided as required by ASC 932. The Seller has not been able to carve-out the information necessary for these calculations as it pertains to the North and South Fairway Acquisition Properties and so has not provided this information to the Company. Without the information from the Seller, the Company has not been able to determine the factors necessary for the required disclosures.